UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) March 11, 2009
Home BancShares, Inc.
(Exact name of registrant as specified in its charter)
Arkansas
(State or other jurisdiction of incorporation)

000-51904 (Commission File Number)	71-0682831 (IRS Employer Identification No.)

719 Harkrider, Suite 100, Conway, Arkansas	72032
(Address of principal executive offices)	(Zip Code)
(501) 328-4770
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On January 1, 2008, we acquired Centennial Bancshares, Inc., an Arkansas bank holding company (“Centennial”), and its subsidiary bank, Centennial Bank (“the Bank”). Pursuant to the merger agreement, we paid consideration at the time of the merger of $25.4 million, consisting of approximately 4.6%, or $1.2 million, in cash and 95.4%, or $24.3 million, in shares of our common stock. In addition to the consideration given at the time of the merger, the merger agreement provided for additional contingent consideration to Centennial’s shareholders of up to a maximum of $4 million, which could be paid in cash or our common stock at the election of the former Centennial accredited shareholders, based upon the Bank’s 2008 performance. The final contingent consideration was computed and agreed upon in the amount of $3.1 million on March 11, 2009. We paid this amount to the former Centennial shareholders on a pro rata basis on March 12, 2009. All of the former Centennial shareholders elected to receive the contingent consideration in cash.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc. (Registrant)
Date: March 13, 2009	/s/ Ron Strother
Ron Strother
President